Exhibit 99.1

TOREADOR ANNOUNCES DATE OF FOURTH QUARTER EARNINGS RELEASE AND CONFERENCE CALL

DALLAS, TEXAS – (February 21, 2006) – Toreador Resources Corporation (Nasdaq:TRGL) will release its fourth quarter 2005 earnings on Thursday, March 9, 2006, before the market opens. There will be a conference call the same day at 10:00 am Central, 11:00 am Eastern, to discuss fourth quarter results and current operations.

Active participants who wish to ask questions during the conference call should dial toll free 800-798-2884 (international dial 1-617-614-6207), passcode 64205225 approximately 10 minutes before the scheduled call time to access the call.

Those who wish only to listen to the live audio webcast may access the webcast via Toreador’s internet home page at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link.

Those unable to participate in the live call may hear a rebroadcast for up to twelve months after the conference call at www.toreador.net by selecting the “Investor Relations” link on the home page and then selecting the “Conference Calls” link or may dial toll-free 888-286-8010 (international dial 1-617-801-6888), passcode 74657356 to listen to a replay of the call. Phone replays will be available for 14 days after the call.

ABOUT TOREADOR

Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Turkey, Romania and Hungary. In the United States, Toreador primarily owns working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

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CONTACT:

Stewart P. Yee, VP Investor Relations

Toreador Resources

214-559-3933 or 800-966-2141

syee@toreador.net